Exhibit 99.1

RGS Energy Regains NASDAQ Compliance

LOUISVILLE, CO, August 17, 2015 – RGS Energy (NASDAQ: RGSE), one of the nation’s leading rooftop installers of solar equipment, has received notification from The Nasdaq Stock Market LLC (“NASDAQ”) that it has regained compliance with NASDAQ Marketplace Rules.

As previously announced, on April 14, 2015, NASDAQ notified the company that it was no longer in compliance with NASDAQ Listing Rule 5550(b)(2) because the minimum Market Value of Listed Securities (MVLS) of the company’s Class A common stock had fallen below $35 million for the 30 business day period between February 24, 2015 and April 13, 2015, and describing a 180 day timetable for bringing the company into compliance with that rule.

On August 17, 2015, NASDAQ notified the company that based on its Form 10-Q for the period ended June 30, 2015 evidencing stockholders’ equity of $7.3 million, the company now complies with the alternate requirement for continued listing on the NASDAQ Capital Market set forth in Listing Rule 5550(b)(1), stockholders’ equity of at least $2.5 million, and that as a result this matter is closed.

“This compliance with NASDAQ standards is the outcome of recent financial transactions which have returned the company to positive stockholders’ equity and positive working capital,” noted Dennis Lacey, CEO of RGS Energy. “We have now refocused our turnaround efforts on revenue growth by expanding our sales and construction capabilities.”

Forward-Looking Statements and Cautionary Statements

This press release may contain forward-looking statements that involve risks and uncertainties. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide our current beliefs, expectations, assumptions and forecasts about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “may,” “will” and similar expressions as they relate to us are intended to identify such forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, without limitation, our ability to grow revenue and expanding our sales and construction capabilities, and the factors discussed throughout Part I, Item 1A, Risk Factors and Part II, Item 7, Management’s Discussion and Analysis of Financial Conditions and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2014 and Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A, Risk Factors included of our Quarterly Reports on Form 10-Q for the quarter ended June 30, 2015.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. These documents are available on both the EDGAR section of the SEC's website at www.sec.gov and the Investor Relations section of the company's website at www.rgsenergy.com.

About RGS Energy

RGS Energy (NASDAQ: RGSE) is one of the nation’s leading rooftop installers of solar equipment, serving residential and small business customers in the mainland U.S. and Hawaii. Beginning with one of the very first photovoltaic panels sold in 1978, the company has installed tens of thousands solar power systems. RGS Energy makes it very convenient for customers to save on their energy bill by providing a comprehensive solar solution, from design, financing, permitting and installation to ongoing monitoring, maintenance and support.

For more information, visit RGSEnergy.com, on Facebook at www.facebook.com/rgsenergy and on Twitter at www.twitter.com/rgsenergy. RGS Energy is a trade name and RGS Energy makes filings with the Securities and Exchange Commission under its official name “Real Goods Solar, Inc.” For more information about the company, visit www.rgsenergy.com.

Investor Relations Contact

Ron Both
Liolios Group, Inc.
Tel 1-949-574-3860
RGSE@liolios.com

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